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                                                                   EXHIBIT 10.45



                        EMPLOYMENT TERMINATION AGREEMENT



         EMPLOYMENT TERMINATION AGREEMENT (the "Agreement") made as of June __, 1997 among Dove Entertainment, Inc., a California corporation (the "Company"), Michael Viner ("Viner" or "Employee") and Deborah Raffin ("Raffin" or "Employee" and, together with Viner, the "Employees").

                                                    WITNESSETH:

         WHEREAS, Viner is the Chief Executive Officer and President of the Company pursuant to an employment agreement dated January 1, 1995 and Raffin is the Vice President and Secretary of the Company pursuant to an employment agreement dated January 1, 1995 (collectively, the "Employment Agreements");

         WHEREAS, the Company and Employees have agreed to terminate the Employment Agreements, subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties herein contained, and intending to be legally bound, the parties hereby mutually agree as follows:

                                    AGREEMENT

                                    ARTICLE 1

                                    COVENANTS

         1.1 Beginning on the date of this Agreement, the Company shall pay Viner (the "Viner Payment Obligation") Fourteen Thousand Five Hundred Eighty-Three Dollars and Thirty Three Cents ($14,583.33) per month for sixty months (the "Term") (for an aggregate amount equal to Eight Hundred Seventy-Five Thousand Dollars ($875,000.00)) and a monthly automobile allowance of One Thousand Dollars ($1,000.000) per month for 24 months.

         1.2 Beginning on the date of this Agreement, the Company shall pay Raffin (the "Raffin Payment Obligation", and, together with the Viner Payment Obligation, the Payment Obligations") Ten Thousand Four Hundred Sixteen Dollars and Sixty Seven Cents ($10,416.67) per month during the Term (for an aggregate amount equal to Six Hundred Twenty-Five Thousand Dollars ($625,000.00)) and a monthly automobile allowance of One Thousand Dollars ($1,000.00) per month for 24 months.




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         1.3 The Company shall maintain the SAG group medical insurance in place on the date hereof during the Term for the benefit of the Employees.

         1.4 The Company shall issue 1,500 shares of a new series of its preferred stock ("Series E Preferred") pursuant to an Escrow Agreement of even date herewith among the Company, Viner and Raffin and the escrow agent named therein (the "Escrow Agreement"), substantially in the form of Exhibit A hereto. As more fully described in the Escrow Agreement, in the event the Company defaults with respect to either Payment Obligation, the Company shall cause the escrow agent to issue to Viner and Raffin, or either of them, that number of shares of Series E Preferred equal to the quotient of the amount of such defaulted Payment Obligation divided by the stated value of the Series E Preferred. The number of Series E Preferred shares in escrow shall be reduced at the end of each 12 month period during the Term by the portion of the Payment Obligation paid in such period. Viner and Raffin shall be entitled to registration rights with respect to the Series E Preferred as set forth in a registration rights agreement among the Company, Viner and Raffin (the "Registration Rights Agreement"), substantially in the form of Exhibit B hereto. Viner and Raffin acknowledge that the certificates representing the Series E Preferred shall bear legends regarding the restrictions on transfer thereof required by (1) the Securities Act of 1933 as amended (the "Act"), (2) this Agreement and (3) the Escrow Agreement.

         1.5 The Company will reimburse Viner and Raffin for actual medical expenses incurred to date upon presentation of invoices for such expenses, to the extent not covered by insurance, in an amount not to exceed Ten Thousand Dollars ($10,000) in the aggregate.

         1.6 The Company will reimburse Viner and Raffin for actual business expenses incurred prior to the date of this Agreement and billed to him or her personally (whether or not incurred by them).

         1.7 The Company will hold the presently planned promotional events for Erica Jong, Stephen Cannell and LaVyrie Spencer and agrees to spend up to an aggregate of Ten Thousand Dollars ($10,000) for these events.

         1.8 Viner and Raffin will not "compete" in any way, directly or indirectly, in the audio book business for a period of four years, without the prior written consent of the Company. For the purposes of this Agreement, the term "compete" includes engaging in, assisting (financially or otherwise) or performing services in connection with the audio book business, including, without limitation, whether such engagement, assistance or performance is as an officer, director, proprietor, employee, partner, stockholder or other investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation), creditor, guarantor, consultant, advisor, agent, sales representative or other participant, in any county or any other political subdivision of any state of the United States of America or any of its possessions or territories where the Company conducted such businesses at any time during the five year period preceding the date hereof. All of the parties agree that the duration and area for




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which the covenant not to compete set forth in this Agreement is to be effective are reasonable. In the event that any court determines that the time period or the geographical areas provided for in this Agreement, or both of them, are unreasonable and that such coverage is to the extent unenforceable, such covenant shall be deemed to be a series of separate covenants, one for each and every state of the United States of America and for any other territory or possession of the United States of America where this covenant is intended to be effective. The parties agree that damages would be an inadequate remedy for the Company in the event of a breach or threatened breach of this covenant and thus, in any such event, the Company may, either with or without pursuing any potential damage remedies and in addition to such remedies, immediately obtain and enforce an injunction, and/or a temporary restraining order, prohibiting Viner or Raffin from violating this covenant, without having to prove actual damages or post bond.

         1.9 Viner and Raffin will reasonably consult with the Company during the term of this Agreement on matters relating to their employment with the Company. Viner and Raffin further will cooperate with the Company, and the Company will cooperate with Viner and Raffin, on all litigation matters arising prior to this Agreement or after the date of this Agreement on matters arising during their employment with the Company. The Company will reimburse Viner and Raffin for any actual and reasonable expenses approved in advance by the Executive Committee of the Board of Directors of the Company incurred in connection with the foregoing.

         1.10 Viner and Raffin will not directly or indirectly contract with, hire, solicit, encourage the departure of or in any manner engage or seek to employ any author or, for purposes of audio books, reader, currently under contract or included in the Company's book or audio catalogues for a period of four years; provided that (i) nothing herein shall prevent Viner from acting as agent for (A) any author or reader under contract to the Company or in the Company's audio or book catalogs on the date hereof if Viner was acting as agent for such author or reader on the date hereof, and (B) persons who are not currently under contract or in the Company's book or audio catalogues, but he may only act as agent to any such person for audio purposes if such representation is ancillary to substantial representation by Viner for such person in other areas, and (ii) after 24 months from the date hereof Viner and Raffin shall be free to contract with any author or reader under contract with the Company or in the Company's catalogs for books only; and provided further that Viner may represent.

         1.11 Viner and Raffin will not directly or indirectly hire, solicit, encourage the resignation of, or in any manner seek to employ or engage any Company employees, while employed by the Company, for a period of three years, other than their current secretaries. Nothing herein shall prevent Viner and Gerald Leider from working together on any film or television project provided such project is not related to any Company project.

         1.12 The Company will provide Viner and Raffin the office space, parking and related facilities and equipment which he or she previously used at the Canon facility until September 1, 1997. The Company will prepare such space, including Viner's previous office with its existing washroom, and Viner will occupy such space as soon as it is ready. Raffin shall occupy such




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space as of July 1, 1997. At the time each of Viner and Raffin occupies such space, the Company will pay for moving all of their respective personal effects to either such space or to such other space in the greater Los Angeles area as each of Viner and Raffin may specify (or combination thereof). The Company will provide and pay for the services of each of Viner's and Raffin's current secretaries until September 1, 1997.

         1.13 All of Viner's and Raffin's personal possessions, including records, receipts, artwork and furniture, will be returned to Viner and Raffin, provided that such possessions were not reimbursed by the Company nor recorded on the books of the Company. Viner and Raffin shall each be permitted to retain one mobile phone and one computer presently in their possession; provided that all monthly and maintenance expenses related thereto shall be the obligation of Viner and Raffin. Except as set forth in this paragraph, Viner and Raffin represent and warrant to the Company that they do not have in their possession any property of the Company included but not limited to masters, documents or equipment.

         1.14 Regarding the motion picture "Morning Glory", the parties will negotiate their respective rights in good faith for a period of 30 days. If they fail to reach agreement the parties agree to binding arbitration with an arbitrator to be mutually agreed upon and failing to mutually agree, to be selected by JAMS/Endispute, pursuant to the arbitration rules used by JAMS/Endispute as set forth in Section 5.1 hereof.

         1.15 The Company will pay Viner and Raffin the budgeted Producer and Executive Producer fees on "Unwed Father" of $50,000 each ($12,500 each upon completion of principal photography and $12,500 each upon delivery of the final print), $25,000 of which they acknowledge has previously been paid to each of them. Viner and Raffin agree that they will not be entitled to any other fees or participations on existing or future projects, provided however they shall receive shared Executive Producer credit on a sole front card for the television movie "Future Sport" and Raffin shall receive Producer credit on each audio work initiated during her employment with the Company in accordance with normal practice.

         1.16 The Company will not permit the amendment of its constituent documents so as to terminate or reduce its obligations to indemnify either Viner or Raffin, or change its Directors' and Officers' insurance to reduce or eliminate coverage of Viner or Raffin for acts or omissions prior to the date hereof.

         1.17 The Company will provide Viner and Raffin with ten copies of each book and audio tape, and two VHS copies of each television movie or feature film, published or produced by the Company after the date of this Agreement but ordered into production during their tenure with the Company.

         1.18 The Company hereby relinquishes any rights it may have in and to "The Incredible Bongo Band", "George Burns" and "Jimmy Smith" to Viner and Raffin, and will return to them all master and inventory copies.




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         1.19 The Company will deliver one box of doggy bones to Viner and
Raffin per month during Term, it being understood and acknowledged that this provision shall inure solely for the benefit of "Crillon" and "Petunia".

         1.20 The parties will not issue any press releases regarding this Agreement without mutual approval, provided nothing herein shall restrict the Company from complying with its securities law obligations.

                                    ARTICLE 2

                                    RELEASES


         2.1 Subject to the other terms and conditions set forth herein, Viner and Raffin hereby resign from any and all positions he and she have with the Company and its subsidiaries effective immediately. The Company and the Employees hereby agree to the termination of the Employment Agreements effective immediately.

         2.2 (a) Each of Viner and Raffin hereby release and discharge the Company and each of its subsidiaries, controlling persons, affiliates, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands, whatsoever, in law, admiralty or equity, which such Employee or such Employee's heirs, successors or assigns ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing against any such released party; however, that the foregoing shall in no event release the Company from its obligations set forth herein (or the obligations referenced in Section 1.16 hereof).

                  (b) Without limiting the generality of the foregoing, each Employee hereby expressly releases the Company and its subsidiaries, controlling persons, affiliates, successors and assigns from any and all past, present and future claims which he or she does not know of or suspect to exist in my favor, whether through ignorance, oversight, error, negligence or otherwise and which, if known, would materially affect his or her decision to enter into this release and to this end such Employee hereby waives all of his or her rights under
Section 1542 of the Civil Code of California which states in full as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

                  (c) Raffin and Viner represent and warrant to the Company that




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neither of them has sold, assigned or otherwise transferred to any other person or entity any claim which he or she has, had, or may have, against the Company or its subsidiaries, controlling persons, affiliates, successors or assigns.

                  (d) The Company or any other released party may plead the foregoing release as a complete defense and bar to any claim brought in contravention hereof. In that event, or in the event of any breach of the representation contained in subparagraph (c), Raffin and Viner will indemnify, defend, and hold harmless such released party from and against all costs and expenses arising therefrom, including without limitation reasonable attorneys fees and expenses.

         2.3 (a) The Company, for itself and on behalf of its subsidiaries, successors and assigns hereby releases and discharges Viner and Raffin from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands, whatsoever, in law, admiralty or equity, which the Company or its subsidiaries ever had, now have for or hereafter can, shall or may have, upon or by reason of any matter, cause or thing; provided, however, that the foregoing shall in no event release the Viner and Raffin from their respective obligations set forth herein.

                  (b) Without limiting the generality of the foregoing, the Company hereby expressly releases Viner and Raffin from any and all past, present and future claims which it does not know of or suspect to exist in its favor, whether through ignorance, oversight, error, negligence or otherwise and which, if known, would materially affect its decision to enter into this release and to this end the Company hereby waives all of its rights under Section 1542 of the Civil Code of California which states in full as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

                  (c) The Company, on behalf of itself, its subsidiaries, successors and assigns, represents and warrants to Viner and Raffin that neither it nor any other such releasing party has sold, assigned or otherwise transferred to any other person or entity any claim which it has, had, or may have, against Viner or Raffin.

                  (d) Raffin or Viner may plead the foregoing release as a complete defense and bar to any claim brought in contravention hereof. In that event, or in the event of any breach of the representation contained in subparagraph (c), the Company will indemnify, defend, and hold harmless Viner and Raffin from and against all costs and expenses arising therefrom, including without limitation reasonable attorneys fees and expenses.

                                    ARTICLE 3




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                                   CONDITIONS

         3.1 The Company and Employees' obligations hereunder are subject to the fulfillment to its satisfaction of the following conditions:

         3.2 The Board of Directors of the Company shall have approved this Agreement, such approval to be conclusively evidenced by the execution of this Agreement by an officer of the Company.

         3.3 That certain Stock Purchase Agreement among Media Equities International, LLC ("MEI") and Employees of even date herewith (the "Stock Purchase Agreement") shall be fully executed by the parties thereto.

         3.4 The Company and Employees shall have executed the Escrow Agreement.

         3.5 The Company and Employees shall have executed the Registration Rights Agreement.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         4.1 Viner and Raffin represent and warrant to the Company that: (A)(i) each of Viner and Raffin is an "accredited investor," as defined in Rule 501 under the Securities Act; (ii) Viner and Raffin are acquiring the securities issued pursuant to the Escrow Agreement (the "Shares") for Viner and Raffin's own account for investment with no present intention of distributing or reselling any such Shares with a view to any distribution within the meaning of the Securities Act; (iii) Viner and Raffin have had the opportunity to ask questions of the Company and of management of the Company regarding the Company and have received all information reasonably requested by them; and (iv) Viner and Raffin understand that the Shares have not been registered under the Securities Act and that the certificates representing the Shares will bear an appropriate restrictive legend. Viner and Raffin agree that they will not, directly or indirectly, voluntarily offer, sell, pledge or otherwise dispose of (or solicit any offers to purchase or otherwise acquire or take a pledge or) any Shares unless (i) registered pursuant to the provisions of the Securities Act, or (ii) an exemption from registration is available under the Securities Act and
(B) that each has the full power to execute this Agreement and consummate the transactions contemplated herein and that this Agreement has been duly executed and delivered by them and constitutes their respective binding obligations enforceable in accordance with its terms.

         4.2 The Company acknowledges that upon execution of this Agreement and the Stock Purchase Agreement neither Viner nor Raffin shall be an "affiliate" of the Company as such term is defined in the Securities Act, and that, accordingly, subject to a change in circumstances, Viner and Raffin would be able to sell their shares of Common Stock of the Company pursuant




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to Rule 144 under the Securities Act three months after the date hereof
(assuming such persons have owned such shares for the requisite periods specified in Rule 144).

         4.3 Viner represents and warrants that he has not authorized the disbursement of any funds outside of the ordinary course of business and the normal payroll or to himself or Raffin since May 28, 1997.

         4.4 The Company represents and warrants that the Company has the full corporate power to execute this Agreement and consummate the transactions contemplated herein and that this Agreement has been duly executed and delivered on its behalf and constitutes its binding obligation enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.


                                    ARTICLE 5

                                  MISCELLANEOUS

         5.1 (a) The parties will attempt in good faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this Agreement. Either party may initiate negotiations by providing written notice in letter form to the other party, setting forth the subject of the dispute and the relief requested. The recipient of such notice will respond in writing within five days with a statement of its position on and recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each party with full settlement authority will meet at a mutually agreeable time and place within ten days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute. If the dispute is not resolved by these negotiations, the matter will be submitted to JAMS/Endispute, or its successor, for arbitration.

                  (b) The parties agree that any and all disputes, claims or controversies arising out of or relating to this agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS/Endispute, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either party may commence the arbitration process called for in this agreement by filing a written demand for arbitration with JAMS/Endispute, with copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS/Endispute's Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS/Endispute and with one another in selecting an arbitrator from JAMS/Endispute's panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any Court of competent jurisdiction, and the




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party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

                  (c) Notwithstanding anything in the Escrow Agreement to the contrary, any award determined to be payable hereunder may, at the Company's option, be paid in cash rather than Series E Preferred shares.

         5.2 This Agreement, together with the Escrow Agreement and the Registration Rights Agreement constitute the entire agreement of the parties and supersedes all prior agreements of the parties with respect to the subject matter hereof. This Agreement may not be changed or amended except in writing signed by the parties. Notices required to be delivered hereunder shall be delivered in accordance with the notice provisions of the Escrow Agreement.

         5.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns. Notwithstanding the foregoing, Viner and Raffin may not delegate any of its obligations hereunder except as expressly provided herein.

         5.4 No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted such provision. For all purposes of this Agreement, unless that context otherwise requires or as otherwise expressly provided, (a) all defined terms shall include both the singular and the plural forms thereof; (b) reference to any gender shall include all other genders; (c) all references to words such as "herein", "hereof", and the like shall refer to this Agreement as a whole and not to any particular paragraph within this Agreement; (d) the term "include" means "include without limitation"; and (e) the term "or" is intended to include the term"and/or".

         5.5 No waiver by any party hereto of any one or more defaults by any other party or parties in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.


            [The next page is also numbered page 9 (signature block)]




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         5.6 This Agreement shall be subject to, and be governed by, the laws of the State of California without regard to principles regarding conflicts of law thereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, in the case of the Company, by its duly authorized officer, all as of the date first above written.




DOVE ENTERTAINMENT, INC.

                                             /s/  MICHAEL VINER
                                             --------------------------------
                                             Michael Viner



/s/  STEVE SOLOWAY                           /s/  DEBORAH RAFFIN
--------------------------------             --------------------------------
By:   Steven Soloway                         Deborah Raffin
Its:  V. P. and General Counsel



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                                    EXHIBIT A

                                ESCROW AGREEMENT











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                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT














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